Exhibit 10.6

MFN ACKNOWLEDGEMENT

THIS MFN ACKNOWLEDGEMENT (the “Acknowledgement”) is entered into as of February 9, 2024 (the “Effective Date”), by and between CLEARDAY, INC., a Delaware corporation (the “Company”), and Mast Hill Fund, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain common stock purchase warrant dated on or around July 1, 2022 (the “First Warrant”), which was issued pursuant to a securities purchase agreement of even date (the “First SPA”); and

B. The Company and Holder are the parties to that certain common stock purchase warrant dated on or around September 28, 2022 (the “Second Warrant”), which was issued pursuant to a securities purchase agreement of even date (the “Second SPA”); and

C. The Company and Holder are the parties to two (2) common stock purchase warrants dated on or around January 12, 2023 (the “Third Warrants”, and collectively with the First Warrant and Second Warrant, the “Warrants”), which was issued pursuant to a securities purchase agreement of even date (the “Third SPA”, and collectively with the First SPA and Second SPA, the “Purchase Agreements”); and

D. The Company entered into that certain securities purchase agreement and related documents on or around February 17, 2023, with a third party as further described in the Company’s Form 8-K filed on February 24, 2023 (the “Subsequent Transaction”); and

NOW THEREFORE, the Parties agree as follows:

1. The Parties hereby acknowledge and agree that pursuant to Section 4(p) of the Purchase Agreements, the Warrants became immediately exercisable at any time due to the Company’s execution of the transaction documents with respect to the Subsequent Transaction.

2. Section 8(a) of the Purchase Agreements shall apply to this Acknowledgement.

3. This Acknowledgement may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgement as of the date first above written.

CLEARDAY, INC.		Mast Hill Fund, L.P.

By:	/s/ James Walesa	By:	/s/Patrick Hassani
Name:	James Walesa	Name:	Patrick Hassani
Title:	Chief Executive Officer	Title:	Chief Investment Officer